Exhibit 10.3

AMENDMENT #5
TO THE SECURITIES PURCHASE AGREEMENT AND
TO THE $2,000,000 PROMISSORY NOTE
This Amendment #5, dated April 19, 2017 (this "Amendment"), is by and between ActiveCare, Inc., a Delaware corporation (the "Issuer") and JMJ Financial (the "Investor") (referred to collectively herein as the "Parties")
WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-09192016 (the "SPA") dated as of September 19, 2016, pursuant to which the Issuer issued to the Investor a $1,500,000 Promissory Note (subsequently amended to be a $2,000,000 Promissory Note) (the "Note"), a Warrant, and Origination Shares. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA.
WHEREAS, the Issuer and the Investor previously entered into Amendment #1 to the SPA and the Note dated November 17, 2016;
WHEREAS, the Issuer and the Investor previously entered into Amendment #2 to the SPA and the Note dated January 30, 2017;
WHEREAS, the Issuer and the Investor previously entered into Amendment #3 to the SPA and the Note dated March 1, 2017; and
WHEREAS, the Issuer and the Investor previously entered into Amendment #4 to the SPA and the Note dated March 27, 2017.
NOW, THEREFORE, the Issuer and the Investor agree as follows:
1. Extension of Maturity Date. The sentence in the Note that commences with "The Maturity Date is the earlier of ..." shall be amended and replaced in its entirety with the following:
"The Maturity Date is the earlier of May 20, 2017 or the third business day after the closing of the Issuer's securities offering pursuant to the S-1 registration statement filed with the SEC on July 19, 2016 with a file number of 333-212589 (the "Registration Statement")."
2. Extension of Origination Shares Delivery Dates. The references to the date of April 15, 2017 in Sections 1.3.1 and 1.3.2 of the SPA (as provided in Amendment #4 to the SPA) shall be replaced with the date of May 20, 2017.
3. Conditional Waiver of Default. The Investor conditionally waives the defaults for the Issuer's failure to meet the Maturity Date of the Note and delivery date for the Origination Shares (as previously extended by Amendment #4), but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor's conditional waiver of default is conditioned on the Issuer's not being in default of and not breaching any term of the Note or the SPA or any other Transaction Documents at any time subsequent to the date of this Amendment (if the Issuer triggers an event of default or breaches any term of the Note, the SPA, or the Transaction Documents at any time subsequent to the date of this Amendment, the Investor may issue a notice of default for the Issuer's failure to meet the Maturity Date of the Note and delivery date of the Origination Shares provided by Amendment #4.

ALL OTHER TERMS AND CONDITIONS OF THE SPA, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.
Please indicate acceptance and approval of this Amendment #5 dated April 19, 2017 by signing below:

/s/ Jeffrey S. Peterson /s/ Justin Keener
Jeffrey S. Peterson                                                                                     JMJ Financial
ActiveCare, Inc.                                                                                         Its Principal
Chief Executive Officer